STOCK EXCHANGE AGREEMENT

     This Stock Exchange Agreement ("Agreement") is made as of the 6th day of June, 1997, by and between Dauphin Technology, Inc., an Illinois corporation ("Dauphin"), and Richard M. Schultz ("Schultz" or "Principal Shareholder"), Georgette Scarpelli and Donald Kick (sometimes hereinafter referred to individually by name or as a "Minor Shareholder," and collectively as the "Minor Shareholders"). The Principal Shareholder and Minor Shareholders are sometimes hereinafter referred to collectively as the "Shareholders."

                             RECITALS OF THE PARTIES

   A. Dauphin is in the business of designing, developing, manufacturing and marketing leading technology equipment including, but not limited to, mobile computers and industrial computer products.

   B. The Principal Shareholder is President, a Director and, together with the Minor Shareholders, owners of all of the issued and outstanding shares of voting common stock in R. M. Schultz & Associates, Inc., an Illinois corporation ("Company") that is engaged in the business of providing engineering, development and contract manufacturing services to its clients within the electronics industry (the "Business") from its offices located in leased premises at 1809 South Route 31, McHenry, Illinois (the "Premises").

   C. Shareholders desire to exchange and transfer to Dauphin, and Dauphin desires to exchange and acquire from Shareholders, all issued and outstanding shares of voting common stock in Company ("Shares") solely for and in consideration of shares of voting common stock in Dauphin, as provided herein and in accordance with the terms and conditions of the tax-free reorganization provisions of Section 368(a) (1) (B) of the Internal Revenue Code of 1986, as amended.

   D. Shareholders have made certain representations and warranties to Dauphin regarding the status, condition and operations of Company, and Dauphin has made certain representations and warranties to Shareholders regarding the status, condition and operations of Dauphin, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                              ARTICLE I

Certain Definitions

     As used in this Agreement, and in addition to any other defined terms used herein, each of the following terms shall have the following meaning:

     1.1 Affiliate. "Affiliate" of a Person shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person.

     1.2 Associate. "Associate" of a Person shall mean (i) an Affiliate of such Person; or (ii) a relative or spouse of such Person, or a relative of such spouse; or (iii) any trust or other estate in which such Person (or any relative or spouse of such Person) has a substantial beneficial interest or as to which such Person (or any relative or spouse of such Person, or a relative of such spouse) serves as a trustee or in a similar fiduciary capacity.

     1.3 Closing. "Closing" shall mean the delivery of the documents and materials described in Sections 3.3 and 3.4.

     1.4  Closing Date.  "Closing Date" has the meaning set forth in Section
3.1.

     1.5 Employment Agreement. "Employment Agreement" shall mean that certain employment agreement to be executed at Closing by and between Company and the Principal Deleted: and such other personnel, if any, designated by Dauphin in writing not less than ten days prior to the Closing Date Shareholder, in connection with his employment in the Business to be conducted from the Premises, and in substantially the form of the copy attached as Exhibit A.

     1.6 Escrow Agreement. "Escrow Agreement" shall mean that certain escrow agreement to be executed at Closing by and between Dauphin and Shareholders in connection with the retention of Deleted: of Schultz's shares and shares of voting common stock in Dauphin pursuant to Section 2.2, and in substantially the form of the copy attached as Exhibit B.

     1.7 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.8 Financial Statements. "Financial Statements" shall have the meaning set forth in Section 4.6.

     1.9 Indebtedness. "Indebtedness" shall mean (i) all obligations of Company for borrowed money, whether current or funded, secured or unsecured;
(ii) all obligations of Company on the deferred purchase price of any property or services; (iii) all obligations of Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller, owner or lender under such agreement in the event of a default may be limited to repossession or sale or such property); (iv) all obligations of Company secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien; (v) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company is liable as lessee; (vi) any obligation of Company in respect of bankers' acceptances or letters of credit; (vii) any obligations secured by Liens on property acquired by the Company, whether or not such obligations were assumed by the Company at the time of acquisition of such property; (viii) all obligations of a type referred to in clause (i), (ii), (iii), (iv), (v), (vi) or
(vii) above which is directly or indirectly guaranteed by any Shareholder or Company or which any of them has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a credit against loss; (ix) any accrued and unpaid interest or other charges on any of the foregoing obligations; (x) present, future or contingent payment obligations under any qualified or non-qualified welfare, benefit or other plan, agreement or arrangement with any former or present employee or Associate of such employee; (xi) Taxes; and (xii) all other forms of obligations except trade accounts payable and accrued expenses incurred in the ordinary course of Company's business.

    1.10 Intellectual Property. "Intellectual Property" shall mean trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, and all similar intellectual property rights, and licenses of any of the foregoing.

    1.11 Lien. "Lien" shall mean any mortgage, trust deed, pledge, security interest, claim, charge or encumbrance of any kind.

    1.12 Material and Materially. "Material" and "Materially", unless otherwise specifically defined, shall mean and include any specified item, event or matter which, in the aggregate, results in, or may have as a result, an impact which exceeds or may exceed $25,000.00.

    1.13 Person. "Person" shall mean any individual, business corporation, municipal or not-for-profit corporation, trust, general or limited partnership, limited liability company, joint venture, unincorporated association, joint stock company, or any other entity or organization of any kind, and any governmental entity, including any agency or political subdivision thereof.

    1.14  Securities Act.  "Securities Act" shall mean the Securities Act of
1933.

    1.15 Tax Returns. "Tax Returns" shall mean all returns, amended returns, declarations, statements, reports, information statements, declarations of estimated taxes, backup withholding returns or reports and other documents required to be filed in respect of Taxes.

    1.16 Taxes. "Taxes" shall mean all federal, state, municipal, local and foreign taxes, customs, duties, fees, levies, assessments or charges of any kind whatever including, but not limited to, income, alternative minimum income, franchise, profits, windfall profits, gross receipts, excise, sales, use, license, lease, service, service use, transaction, occupation, severance, stamp, premiums, energy, environmental, withholding, payroll, employment, unemployment, Social Security, worker's compensation, ad valorem, real or personal property, and capital taxes, and any interest, penalties, additions to tax or other additional amounts with respect thereto.

                                ARTICLE II

Exchange of Stock

     2.1 Exchange of Stock. The Shares shall be exchanged and transferred to Dauphin solely for and in consideration of 205,000 shares of voting common stock in Dauphin which have been registered under the Securities Act and which are free and clear of all Liens. The exchange is intended to qualify as a tax-free exchange and reorganization pursuant to the terms and conditions of Section 368
(a) (1) (B) of the Internal Revenue Code of 1986, as amended. Shares of Dauphin Stock to be exchanged and delivered to Shareholders hereunder, including those subject to the stock escrow to be established and maintained as described in
Section 2.2, shall be delivered to Shareholders in proportion to their respective holdings of Shares as specified in Schedule 2.1.

     2.2 Stock Escrow. The parties acknowledge and agree that the number of Dauphin shares to be exchanged and transferred hereunder has been determined by the parties through their mutual best estimate of the present value of the Shares and Company operations as of the date of this Agreement and based upon operational, financial and other information regarding the Shares and Company operations now available, and the parties further acknowledge and agree that much of the estimated value of the Shares and Company operations is based upon projected future earnings. In as much as future earnings are unknown, the valuation of the Shares and Company operations on a current or short term basis is difficult, if not impossible, to determine. The parties, therefore, agree that 105,000 of the voting common shares of stock in Dauphin to be issued in exchange for the Shares shall be retained in escrow and subject to release as provided by the Escrow Agreement, the terms and conditions of which are incorporated and made a part of this Agreement.

     The parties shall execute and deliver at Closing the Escrow Agreement incorporating the terms and conditions of this Section 2.2 and designating Paul Bunnell as the escrow agent thereunder.

     2.3 Dauphin Stock Restrictions. Shares of voting common stock in Dauphin to be exchanged and transferred pursuant to the terms and conditions of this Agreement to Shareholders shall be shares subject to an effective registration under the Securities Act and shall be freely tradable except only for trading restrictions contained herein and in the Escrow Agreement. Deleted: or shall be proved with registration rights. In either case Transferability in open market transactions of any and all shares of voting common stock in Dauphin exchanged and transferred to Schultz hereunder shall be limited to 5,000 shares per month in the aggregate, inclusive of any shares of Dauphin stock issued upon exercise of any options that Schultz Deleted Received from is granted by Dauphin, under
his Employment Agreement or otherwise,   for the earlier of a period of three
years from the Closing Date or the date his Employment Agreement is terminated, unless said limitation is amended by the Board of Directors of Company to increase the aggregate number of shares that may be traded on a monthly basis, not to exceed in any event 7,500 shares per month in the aggregate. The restriction on transfers made hereunder is limited only to transfers made by Schultz in open market transactions effected through a NASD registered broker-dealer. Such transactions are referred to as "Voluntary Limitations Transactions." There is no restriction on other transfers effected in privately negotiated, nonmarket transactions, provided the transferee agrees in writing to be bound by the transfer restrictions of this Section 2.3. Nor shall there be any restriction on transfer of 25,532 shares of Dauphin stock to be transferred by Schultz at Closing to certain employees of Company identified in
Schedule 2.3 in cancellation of heretofore granted phantom stock rights. Transactions which are not market transactions, and to which no volume limitation is in effect, are hereafter referred to as "Non-Volume Limitation Transactions." Notwithstanding anything else contained herein to the contrary, any and all transfers must be made in accordance with applicable federal and state securities laws and any other contractual restrictions relating to transfer.

                               ARTICLE III

The Closing

     3.1 Time and Place of Closing. The Closing shall take place at the offices of Dauphin's attorneys, Rieck and Crotty, P.C., 55 West Monroe Street, Suite 3390, Chicago, Illinois at 2:00 P.M. Central Standard Time, on June 6, 1997, or at such other time, date or place as may be mutually agreed by the parties ("Closing Date").

     3.2 Exchange and Transfer of the Shares. At the Closing, Shareholders shall exchange and transfer the Shares to Dauphin in the manner hereinafter provided, and Dauphin will acquire and accept the Shares solely for and in consideration of voting common shares of stock in Dauphin, deliverable when and as provided herein.

     3.3 Deliveries by Shareholders to Dauphin. At the Closing, Shareholders will deliver to Dauphin the following:

          (a) Certificates and stock powers duly executed by Shareholders in favor of Dauphin and representing all of the Shares;

          (b)  Certificate of Good Standing for Company;

          (c) Resignations of existing Officers and Directors of Company, except Schultz;

          (d)  Opinion of Counsel and other documents contemplated by Section
               8.3 ;

          (e) Evidence that Dauphin has been designated as an additional named insured under Company's liability insurance policies in force on the Closing Date;

          (f) Consent of lessor under the lease for the Premises, and any other lessor under any other Material Lease (as hereinafter identified in Schedule 4.8) relating to Company's assets or Business, duly executed by such lessor in favor of Dauphin, to the extent required under any such Lease;

          (g)  Consent of LaSalle Bank contemplated by Section 6.7;

          (h) Employment Agreements, in substantially the form of the copy attached hereto as Exhibit A, duly executed by Schultz and Gina
               M. Schultz in the matter described in Section 1.5;

          (i) Escrow Agreement, in substantially the form of the copy attached hereto as Exhibit B, duly executed by Schultz, on his behalf and on behalf of all Shareholders;

          (j) Keys, passwords, protocols and other means of access to the Premises and Business assets of Company including, but not limited to, those related to all computer or other electronic media, storage, retrieval and security systems and devices; and

          (k)  Properly executed lease between Company and Enclave
               Corporation.

       3.4 Deliveries by Dauphin. Dauphin will deliver to Shareholders, at Closing, unless otherwise specified, the following:

          (a) Certificates representing 100,000 registered voting common shares of stock in Dauphin, issued in the names of Shareholders and reflecting their respective pro rata interest as specified in
               Schedule 2.1, which shall be freely tradable except for trading restrictions contained herein or in the Escrow Agreement;

          (b) Certified corporate resolutions of the Board of Directors of Dauphin authorizing the exchange of stock and other transactions contemplated hereby and those of Company as a wholly-owned subsidiary of Dauphin reflecting election of Schultz as President and as a Director of Company;

          (c) Certificate of Good Standing for Dauphin, within 30 days following Closing;

          (d)  Opinion of Counsel and other documents contemplated by Section
               8.2;

          (e) Certificate representing an additional 120,000 registered shares of common stock in Dauphin for delivery in the manner described in Schedule 6.7, which shares shall be freely tradable except for trading restrictions contained herein;

          (f) Employment Agreements, in substantially the form of the copy attached hereto as Exhibit A, duly executed by Company; and

          (g) Escrow Agreement, in substantially the form of the copy attached hereto as Exhibit B, duly executed by Dauphin.

     In addition to the deliveries set forth above, Dauphin will deliver within 14 days following Closing certificates representing 105,000 of the voting common shares of stock in Dauphin, in the name of Company, such delivery to be made to the escrowee under the Escrow Agreement and to be held and distributed by the escrowee pursuant to the terms and conditions of the Escrow Agreement. Until such time as the Principal and Minor Shareholders receive any such escrowed Dauphin shares, pursuant to the terms of the Escrow Agreement, the Shareholders shall have no rights in and to the escrowed Dauphin shares and shall not be deemed to have received the escrowed Dauphin shares.

                                  ARTICLE IV

Representations and Warranties of Shareholders

     Except as disclosed in the Schedules and Exhibits attached hereto (individually referred to as a "Schedule" or "Exhibits" and collectively as "Schedules" or "Exhibits") as referenced to in the specific Section or Sections hereof to which the disclosure, Exhibit or Schedule pertains, (i) the Principal Shareholder severally, but not jointly, represents and warrants to Dauphin all of this Article IV, provided that with respect to Sections 4.1, 4.3, 4.9 and 4.16, only to the extent they relate to the Principal Shareholder or the Company; and (ii) the Minor Shareholders severally, but not jointly, represent and warrant to Dauphin the matters set forth in Sections 4.1,4.3,4.9 and 4.16, but only to the extent they relate to each such Minor Shareholder. As used herein, any reference to the Shareholder's knowledge shall mean the actual knowledge of the Shareholder after reasonable investigation.

     4.1 Title to Shares. He or she now owns, beneficially and of record, all of his or her Shares, free and clear of any Liens and Indebtedness. Upon delivery of the Shares at Closing as provided in this Agreement, Dauphin will acquire good and valid title thereto, free and clear of any Liens and Indebtedness.

     4.2 Organization; Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Company has the corporate power and authority to own all of its properties and assets and to carry on the Business as presently conducted. Company does not conduct any Business other than that conducted from the Premises, and does not own or hold any property or asset, real or personal, tangible or intangible, outside the state of Illinois. Except for employees based at the Premises who may from time to time be physically located outside the state of Illinois to render services to customers located outside the state of Illinois in connection with specific projects, Company does not have any employees, agents, Associates or Affiliates outside the state of Illinois. Company is not required to be qualified as a foreign corporation in any other jurisdiction where the failure to so qualify would have a Material adverse effect on the Company, its business or operations. Company does not own any shares of stock or other equity security of any other Person. Dauphin has been provided a complete and accurate copy of the articles of incorporation, bylaws, minutes and resolutions of Company.

     4.3 Authority Relative to this Agreement. Each Shareholder has full and complete power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby as they relate to such Shareholder and the transactions described herein have been approved by the Board of Directors of Company. The execution and delivery of this Agreement by each Shareholder and any and all related agreements and documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by each such Shareholder and, except only for the lessor consents to be delivered pursuant to Section 3.3,Delete: or any consent of LaSalle Bank to be delivered pursuant to Section 2.2 and consent of LaSalle Bank to be delivered pursuant to Section 6.7, no other consents or corporate proceedings on the part of Shareholders or Company are necessary with respect thereto. When executed and delivered, this Agreement, and all related agreements and documents, shall have been duly and validly executed and delivered by Shareholders and will not violate, constitute or cause a default, or result in any loss of a Material right under, any provision of law or Company's articles of incorporation and bylaws, or any rule, regulation, order, judgment, decree, contract, instrument or agreement to which Shareholders or Company is subject, or to which either is a party, and will not result in any termination, acceleration or maturity of any liability, Indebtedness or obligation of Shareholders or Company. This Agreement constitutes, and when executed and delivered each of the related agreements and documents shall constitute, a valid and binding obligation of Company and Shareholders.

     4.4 Governmental Authorization and Compliance. To the Knowledge of the Principal Shareholder, Schedule 4.4 sets forth a complete and accurate list of all Material licenses, franchises, permits and other governmental authorizations relating Company's assets and Business operations. To the knowledge of the Principal Shareholder, Company has not failed to comply in any Material respect with any law, ordinance, regulation or order applicable to and having a Material impact on Company's assets or Business operations, and neither Principal Shareholder nor Company have received notice alleging any such noncompliance.
To the knowledge of the Principal Shareholder, except for those instances where failure to obtain such licenses, permits, approval, or authorizations, or to comply with any law, regulation or order, will not have a Material adverse effect on Company's assets or Business, the licenses, franchises, permits and other governmental authorizations set forth in Schedule 4.4 are valid and sufficient to permit Dauphin's continued use of Company's assets and Business operations. There are no violations of any such license, franchise, permit and other governmental authorization, nor are there any proceedings pending or threatened to revoke or limit any such license, franchise, permit, or other governmental authorization, except for those instances where such violation, revocation or limitation will not have a material adverse effect on Company's assets or Business. There is no requirement applicable to Shareholders or Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to: (a) the lawful consummation of the transactions contemplated by this Agreement; or (b) Dauphin's authority to offer and to sell or provide the products and services that Company has been selling and providing prior to Closing.

     4.5 Capitalization. The authorized capital stock of Company is 1,000,000 shares, no par value, common stock. As of the date hereof, 177,050.33 shares of such stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.5, there are no outstanding preemptive rights, subscriptions, warrants, options, contracts, calls or other rights of any kind with regard to any shares of stock or any other security of Company of any kind, and there are no capital appreciation rights, phantom stock plans, securities with profit participation rights or features, or similar obligations or commitments of Company.

     4.6  Financial Statements.   Company has previously furnished Dauphin a
complete and accurate copy of Company's balance sheet for the years ended June 30, 1996, 1995 and 1994, and for the interim period ended March 31, 1997, and the related statements of income and retained earnings for said periods (the "Financial Statements"). The Financial Statements fairly present the financial position of Company as of the respective dates, and the results of its operations and changes in financial position for the periods covered thereby, and except to the extent otherwise set forth in the footnotes contained therein have been prepared in accordance with generally accepted accounting principles consistently applied. Except as and to the extent reflected or reserved against in the Financial Statements, or in Schedule 4.6 hereto, and other than any liability incurred after March 31, 1997 in the ordinary course of business and consistent with past practice, Company had no Material liabilities, Indebtedness or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise, and whether or not determined or determinable) of a nature which is required to be included in the Financial Statements in accordance with generally accepted accounting principles.

     4.7 Title to and Location of Company Assets. Company has good and marketable title to all of its assets, real and personal, tangible and intangible, including those capitalized on or included in the Financial Statements, except only for properties and assets disposed of since March 31, 1997 in the ordinary course of business, subject only to Liens disclosed in
Schedule 4.7. Company uses no furniture, fixtures, machinery or equipment in its business which it does not own or lease, except for test equipment belonging to customers for use in performance of contractual responsibilities. All furniture, fixtures, machinery and equipment used by Company in its Business operations are in the possession, or under the control, of Company and are located on the Premises.

     4.8 Leases. Schedule 4.8 lists all real and personal property leases ("Leases") to which Company is a party or by which Company is bound. Except for the lien of LaSalle Bank as reflected in Schedule 6.7, and other Liens identified in Schedule 4.7, the Company has a valid leasehold estate in all leased property, free and clear of all Liens, except only those created by or set forth in the Leases. Company is not in default in any Material respect under the terms of any Lease. Each Lease is valid, binding and enforceable, in accordance with its terms, against each party thereto. Company is in good standing under all such Leases, is in compliance in all Material respects with and not in default under, and has not received any written notice of default or any notice of noncompliance with respect to, any applicable state, federal or local laws and regulations relating thereto. Except as reflected in Schedule 4.8, Company has received no notice from any government entity or authority alleging any material violation of any zoning, building, fire, use restriction, air, water, or other pollution control, environmental protection, waste disposal, safety, or health codes, ordinances, laws, rules, or regulations, with respect to the Premises, or any part thereof, or any other leased asset. There is not now pending or to the knowledge of Principal Shareholder threatened any condemnation or other governmental proceeding relating to the Premises or any part thereof.

     4.9 Material Contracts. Except for any employment policies, phantom stock rights plan and benefit plans and programs otherwise disclosed on the Schedules hereto, Schedule 4.9 lists all Material contracts, agreements, instruments, and commitments arising from or relating to the Business assets and operations of Company to which Company is a party or by which Company is bound including, but not limited to, all contracts, agreement and instruments creating or relating to Indebtedness to LaSalle Bank. Except as listed on Schedule 4.9, neither Principal Shareholders nor Company are parties to or is bound by any Material contract, agreement, instrument, or commitment arising from or relating to the assets and Business operations of Company, or of the following types:

       (a) loan agreement, promissory note, indenture, guarantee, or other agreement or instrument for or relating to the borrowing of money or extensions of credit or reimbursement agreement with respect to letters of credit;

       (b) mortgage, pledge agreement, security agreement, factoring agreement, subordination agreement, indemnification agreement, or similar agreement;

       (c) agreement for the future purchase of materials, supplies, services, merchandise, or equipment in excess of $10,000.00 under any one agreement or series of related agreements;

       (d) agreement for the lease of personal property with rental payments in excess of $25,000.00 per year under any one lease;

       (e)  license, royalty, or franchise agreement;

       (f)  non-competition or similar agreement;

       (g) agreement or arrangement for the sale of any asset, other than in the ordinary course of business or for the grant of any preferential right or option to purchase any asset, property, or right;

       (h) agreement which requires the consent of any other Person in order to remain in full force and effect as a result of the transactions contemplated by this Agreement;

       (i) agreement or commitment for capital expenditures in excess of $10,000.00 for any single project;

       (j)  agreement with any labor union or similar organization;

       (k) agreement for the retention, employment, consultation with or leasing of any employee, agent, representative, advisor or consultant;

       (l) agreement with any governmental agency or any other Person relating to the assessment or remediation (or payment of costs incurred for either of the foregoing) of the environmental condition of any property, including any consent orders or decrees or cost-allocation agreements; and

       (m) agreement which is material to the Business assets, operations or prospects of Company.

     All contracts, agreements, instruments, and other commitments described in this Section 4.9 are in full force and effect. Company and, to the knowledge of the Principal Shareholder, the other parties to such contracts, agreements, instruments and other commitments have complied with the provisions thereof, are not in default under any of the Material terms thereof. To the knowledge of the Principal Shareholder, no event has occurred that with the passage of time or the giving of notice or both would constitute such a default under said contracts, instruments or commitments.

     4.10 Intellectual Property. Schedule 4.10 sets forth a list of all registered trademarks, registered copyrights, patents and patent applications. To the knowledge of the Principal Shareholder, no other Person possesses any right, title or interest in, to or under such Intellectual Property. There is no pending or, to the knowledge of the Principal Shareholder, threatened claim or litigation against Company contesting the right, title or interest of Company with respect to any such Intellectual Property and, to the knowledge of the Principal Shareholder, such Intellectual Property does not infringe, violate or require the use of any consent, trademark, trade name, license, copyright, trade secret, or other proprietary asset of any other Person.

     4.11 Labor Relations. There are no controversies pending between Company and any of its present or former employees which: (a) affect, or can reasonably be expected to affect, adversely and Materially, Company's assets or Business operations; or (b) relate to any effort to prevent, restrict or delay consummation of any of the transactions contemplated by this Agreement. Company and its employees are not parties to any collective bargaining agreement.

     4.12 Employment Agreements. Except only as set forth in Schedule 4.9 or in any employee manual, confidentiality and invention assignments, and the agreement of Company's Management to restore salaries of Company employees specified in Schedule 4.12 to the levels specified in Schedule 4.12 effective as of the Closing hereof, Company has no written or oral agreements with any of its employees.

     4.13 Employee Benefit Plans. Except only as set forth in Schedule 4.13, Company has no employee benefit plans within the meaning of Section 3(3) of ERISA.

     4.14 Maintenance of Tangible Assets. The assets of Company have been and will be, from the time of their acquisition by Company until the Closing Date, maintained in good and operable condition ordinary wear and tear excepted.
Schedule 4.14 contains a list of all of Company's Delete: furniture, fixture, machinery and equipment and other tangible personal property and other assets.

     4.15 Accounts Receivable. Company's accounts receivable are fairly reported in the Financial Statements, arose in the ordinary course of business
and are the result of  arm's length, bona fide transactions.   Except only to
the extent of any reserves for doubtful accounts set forth in the Financial Statements, to the knowledge of the Principal Shareholder the accounts receivable are fully collectible according to their terms and are not subject to any set-off, counterclaim or adjustment by reason of any product liability, breach of warranty, contract, accounting error or other claim, except as set forth in Schedule 4.15.

     4.16 Litigation. Except only as set forth in Schedule 4.16, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of Principal Shareholder, threatened, against Principal Shareholders, Company or any Officer, Director or employee of Company, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Principal Shareholders, Company or any Officer, Director or employee of Company which: (a) relate to the assets or Business operations of Company and which have or could reasonably be expected to have a Material adverse affect on the assets or Business operations of Company; or (b) seek to prohibit, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement.

     4.17 Absence of Changes. Since March 31, 1997, Company has operated in the ordinary course, and there has been no: (a) Material adverse change in the operations, properties or condition (financial or otherwise) of Company; (b) damage, destruction or loss (whether or not covered by insurance) Materially and adversely affecting the assets or Business operation of Company or that could reasonably be expected to affect, Materially and adversely, the assets or Business operations of Company; (c) general increase in the compensation of employees of Company (including, without limitation, any increase pursuant to any savings, deferred compensation, vacation, severance pay, bonus, incentive, insurance, pension, profit-sharing or other plan or commitment); (d) increase (other than normal increases consistent with past practice) in any such compensation payable to any such employee; (e) mortgage or pledge or security interest granted in any of the assets of Company; (f) Material deterioration of business relations with employees, suppliers or customers supplying or purchasing in excess of $25,000.00 annually to or from Company; or (g) except as otherwise disclosed herein or in the Exhibits and Schedules hereto, agreement for Company to take any of the actions described in clauses (c) through (e) above. To the knowledge of the Principal Shareholder, there are no conditions existing with respect to Company's markets, products, facilities or personnel which might Materially and adversely affect Company's assets, Business operations or prospects.

     4.18 Insurance. Schedule 4.18 is a complete and accurate list of all currently effective policies of insurance of which Company is the owner or insured or covering any of Company's assets or Business operations, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, and expiration date. All such policies are in full force and effect, all premiums due thereon have been paid, and Company has complied in all Material respects with the provisions of such policies. There is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or non-renewal with respect to or disallowance of any claim under any such policy has been received by Company. All products liability insurance and general liability insurance policies maintained by or for the benefit of Company are "occurrence" policies and not "claims made" policies.

     4.19 Taxes. All Tax Returns required to be filed by or on behalf of Company have been duly filed on a timely basis and such Tax Returns are complete and accurate. All Taxes due and payable have been paid in full on a timely basis. Company has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person. The liability for unpaid Taxes of Company for all periods ended on or prior to the date of this Agreement included in the Financial Statements does not exceed the liability accruals for Taxes (excluding reserves for deferred Taxes) reflected for Company in such Financial Statements. No waiver or extension of any statute of limitations is in effect with respect to any Taxes or Tax Returns of Company. No power of attorney has been executed or filed by or on behalf of Company with the IRS or any other taxing authority. No Tax Return filed by or on behalf of Company is under audit by the IRS or any taxing authority. There are no disputes with a taxing authority with respect to Taxes payable by or on behalf of Company, and neither Principal Shareholders nor Company has received any notice of deficiency, proposed adjustment, or underpayment of Taxes or is subject to any proceedings for the assessment or collection of Taxes. Company has not been included in any affiliated, consolidated, combined, or unitary group for purposes of filing Tax Returns or paying Taxes at any time. Company has no liability for Taxes of any Person (other than itself) under Section 1.1502-6 of the U.S. income tax regulations or as a transferee of any Person or under any other provision of law, and neither Principal Shareholders nor Company is a party to or bound by or has any obligation under any tax sharing or similar agreement or arrangement. Dauphin will not be required to deduct from or withhold, under Section 1445 or other provision of the Internal Revenue Code, upon the consummation of the transactions contemplated hereby, and Schultz will cause the necessary documents to be provided to Dauphin at the Closing to support such non-deduction and non-withholding. Neither Principal Shareholders nor Company have filed a consent to have the provisions of Section 341(i) of the Internal Revenue Code apply.

     4.20 Disclosure. No representation or warranty by Principal Shareholders contained in this Agreement, or any statement contained in any document delivered to Dauphin by the Principal Shareholder in the Exhibits and Schedules attached hereto, contains or will contain any misstatement of Material fact, or fails or will fail to contain any Material facts necessary in order to make the statements made therein not misleading. Information in any one Schedule delivered pursuant hereto need not be repeated in any other Schedule.

     4.21 Environmental Matters. (a) To the knowledge of the Principal Shareholder, Company has been, and at the Closing will be, in compliance in all Material respects and with all federal, state and local statutes, laws, ordinances, orders, rules, regulations, and moratoria relating to operation and occupancy of Company's assets and Business operations including, but not limited to, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Resource Conversation and Recovery Act, as amended ("RCRA"), the Toxic Substances Control Act, as amended, the Emergency Planning and Community Right-To-Know Act of 1986, the Hazardous Material Transportation Act, as amended, and the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"). Neither Principal Shareholder nor Company has at any time received any notice alleging any non-compliance with or potential liability pursuant to any of such statutes, laws, ordinances, orders, rules, regulations, or moratoria.

       (b) No suit, action, or other proceeding (including enforcement actions, administrative proceedings, arbitrations, or governmental investigations) relating to operation of Company's Business is pending or to the knowledge of the Principal Shareholder, is threatened or contemplated against Company.

       (c) Except as set forth in Schedule 4.21, no hazardous wastes, as defined in Subtitle C of RCRA or under applicable state law, and no hazardous substances, as defined in CERCLA or under applicable state law, have ever been generated, treated, stored, or disposed of by Company at any location. To the knowledge of Principal Shareholder, and except as set forth in Schedule 4.21, no underground storage tanks, as defined in RCRA or under applicable state law, are present on the Premises or are operated by Company at any location, and, to the knowledge of Principal Shareholders no such tanks were previously abandoned or removed. To the knowledge of the Principal Shareholder, except as set forth in
Schedule 4.21, there is no hazardous waste, substance, chemical, or other condition or use of Company's assets or their vicinity, whether natural or man-made, which poses a present or potential threat of damage to the health of persons, to property, to natural resources, or to the environment.

       (d) To the knowledge of Principal Shareholder, Company does not have any liability, responsibility or obligation, whether fixed, unliquidated, absolute, contingent or otherwise, under any federal, state or local environmental laws or regulations, including any liability, responsibility, or obligation for fines or penalties, or for investigation, expense, removal, or remedial action to effect compliance with or discharge any duty, obligation, or claim under any such laws or regulations, and, to the knowledge of Principal Shareholder there is no reason to believe that any such claims, actions, suits, proceedings, or investigations under such laws or regulations exist or may be brought or threatened. To the knowledge of Principal Shareholder, and except as disclosed in Schedule 4.21, there has not been, and is not occurring, at the Premises, or any location to which Company may ever have sent any materials, any release or threatened release, as those terms are defined in CERCLA, of any hazardous substance, nor do Principal Shareholder have any reason to believe such a release is occurring or has occurred at any time in the past. To the knowledge of Principal Shareholder, and except as disclosed in Schedule 4.21, neither Principal Shareholder nor Company or any Persons for whose conduct they may be liable, have sent, arranged for disposal or treatment, arranged with a transporter for transport for disposal or treatment, transported, or accepted for transport any hazardous substance to a facility, site or location, which, pursuant to CERCLA or any similar state or local law (i) has been placed or is proposed to be placed, on the National Priorities List or its state equivalent or (ii) which is subject to a claim, administrative order, or other request to take removal or remedial action by any Person.

     4.22 Securities Matters. The Shares have not been registered under the provisions of the Securities Act or any state securities law and none which were issued within the last three years have been issued in violation of federal or state securities laws or regulations.

     4.23 Schedules. All of the Schedules attached to this Agreement are complete and accurate in all Material respects.

                                ARTICLE V

Representations and Warranties of Dauphin

Dauphin represents and warrants to Principal Shareholders as follows:

     5.1 Organization; Qualification. Dauphin is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Dauphin has the corporate power and authority to own all of its properties and assets and to carry on its business as now being conducted.

     5.2 Authority Relative to this Agreement. Dauphin has the power and authority to execute and deliver this Agreement the Escrow Agreement, Employment Agreements and any related agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby, and the transactions described herein have been approved by all necessary corporate action including approval by the Board of Directors of Dauphin. This Agreement has been and, when executed and delivered the related agreements to which it is a party shall have been, duly and validly executed and delivered by Dauphin and this Agreement constitutes, and, when executed and delivered each of the related agreements to which it is a party shall constitute, a valid and binding and enforceable obligation of Dauphin in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditor's rights; and (ii) general principles of equity relating to the availability of equitable remedies, regardless of whether such agreements are sought to be enforced in a proceeding at law or in equity.

      5.3 No Conflicts. Except as set forth on Schedule 5.3, neither the execution and delivery nor performance of this Agreement, the Escrow Agreement or the Employment Agreements by Dauphin, will result in any of the following:
(i) a default or event that, with notice of the lapse of time, or both, would constitute a default, breach or violation of the Articles of Incorporation or Bylaws of Dauphin, or any contract, lease, license, franchise, promissory note, conditional sales contract, commitment indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instruments or arrangement to which Dauphin is a party and which is material to Dauphin ("Material Contract");
(ii) the termination of any Material Contract or the acceleration of the maturity of any Indebtedness or other monetary obligation of Dauphin that is material in amount when considered in relation to Dauphin; or (iii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which Dauphin is a party or by which any of its properties are bound or any laws or regulations applicable is a party or by which any of its properties are bound or any laws or regulations applicable to Dauphin where the violation would have a Material adverse effect on Dauphin.

     5.4 Dauphin Financial Statements. Dauphin has furnished to the Company and the Principal Shareholders its annual report on Form 10-K including a balance sheet of Dauphin as of December 31, 1996 and related statements of income, cash flow for the year then ended, which have been audited by Arthur Andersen, L.L.C., the quarterly report on Form 10-Q for the quarter ended September 30, 1996 and the quarterly reports on Form 10-Q for the quarter ended March 31, 1996 (the "Dauphin Financial Statements"). Such Dauphin Financial Statements, except as otherwise set forth in the footnotes contained therein, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of Dauphin as at the date thereof and its results of operations for the periods covered thereby.

     5.5 Investment Intent. Dauphin is acquiring the Shares from the Principal Shareholders for investment and not with the view to the sale or distribution thereof.

     5.6 Representations and Warranties. Each representation, warranty or statement made, or information provided, by Dauphin in this Agreement, or in the Schedules hereto or in any certificate or documents to be delivered by Dauphin at the Closing is, or when made shall be , true, complete and correct in all Material respects and do not omit any Material fact necessary to make the information contained therein not misleading.

     5.7 Dauphin Shares. All of the Dauphin shares issued in exchange for the Shares shall be, at the time of issuance and delivery, registered under the Securities Act, duly authorized, validly issued, fully paid and non-assessable, freely tradable, except only for trading restrictions hereunder or under the Escrow Agreement and no person shall have preemptive rights in connection with or as a results of the issuance of such Dauphin shares. Dauphin shares are not registered on any exchange but trade in the pink sheets through the over-the-counter bulletin board.

                                  ARTICLE VI

Other Agreements of the Parties

     6.1 Expenses. Whether or not the transactions contemplated are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, provided that Company shall pay Shareholders' costs and expenses hereunder.

     6.2 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

     6.3 Further Assurances. From time to time, without further consideration, Principal Shareholders at their own expense, will execute and deliver, or cause to be executed and delivered, such documents as Dauphin may reasonably request to more effectively consummate the transactions contemplated hereby and to vest in Dauphin good title to the Shares. From time to time, without further consideration, Dauphin, at its own expense, will execute and deliver, or cause to be executed and delivered, such documents as Principal Shareholders may reasonably request to more effectively consummate the transactions contemplated hereby to vest in Shareholders title to the Dauphin Shares to be delivered as provided herein and to maintain Securities Act registration and blue sky secondary trading exemptions relating thereto.

     6.4 Blue Sky Approvals. Dauphin shall obtain, prior to the closing all necessary state securities laws permits and approvals required to issue the Dauphin shares to the Principal Shareholders hereunder, if any.

     6.5 Brokers. Principal Shareholders, Company and Dauphin each represents and warrants to the other that no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. Principal Shareholders and Dauphin will each pay or discharge, and will each indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

     6.6 Sales and Transfer Taxes and Fees. Any sales and transfer Taxes and fees directly incurred in connection with this Agreement and the transactions contemplated hereby, if any, will be borne by the party against whom they are assessed by law or ordinance and each such party shall file all necessary Tax Returns and other documentation, if any, with respect to all such sales, transfer and recording Taxes and fees.

     6.7 LaSalle Bank, Trade Payables and Landlord Claims. The parties acknowledge that:(a) Company Indebtedness to LaSalle Bank is an amount equal to $728,540.62 as of June 3, 1997; (b) trade payables in amounts, in the aggregate and as to particular amounts owed to each individual trade creditor as of May 30, 1997, as set forth in Schedule 4.6; and (c) $369,962.73 owed to Enclave Corporation under note set forth in Schedule 4.9, as of June 3, 1997. Principal Shareholder represents and warrants that said amounts represent the full amount of Indebtedness outstanding and payable to LaSalle Bank and Enclave Corporation, as of June 3, 1997, and to said trade creditors as of May 30, 1997.

     Dauphin agrees (i) within sixty days following the Closing to pay in full the outstanding principal and interest owed to LaSalle Bank under its existing loan agreements and/or to otherwise obtain the release and extinguishment in full of the related personal guarantees of Principal Shareholder and Gina M. Schultz; (ii) at or before Closing to make a cash contribution in the amount of $100,000 to be limited solely to payments applicable to Company's May 31st payroll and certain trade creditors; (iii) within 14 days following the Closing to pay $75,000.00 to trade creditors specified in Schedule 6.7 as creditors that are to receive payment within said 14 days; (iv) from time to time during the 90 day period following Closing to make additional cash contributions in an aggregate amount, including all amounts paid under preceding clauses (i), (ii),
(iii), and (iv) totalling at least $750,000.00, to be applied, at Dauphin's direction, to payment of trade creditors identified in Schedule 6.7, or to LaSalle Bank, to the extent collected accounts receivables of Company are insufficient to pay such trade payables or amounts owed to LaSalle Bank.

     In addition, Dauphin shall make at Closing a contribution of 120,000 registered shares of common stock in Dauphin to be delivered solely for the complete satisfaction of Company Indebtedness to Enclave Corporation. The certificate representing said shares issued in the name of Enclave shall be delivered by Dauphin at Closing upon Principal Shareholder's delivery of: (i) a release executed by Enclave Corporation and evidencing satisfaction of Company Indebtedness to Enclave Corporation; and (ii) the Lease to the Premises executed by Enclave Corporation and reflecting a monthly rental equal to the monthly principal and interest payments required to be made by Enclave Corporation to the present holder of the mortgage against the Premises, and subject to rent adjustment for any refinancing acceptable to each of the boards of directors of Company and Enclave.

      6.8 Maintenance of Products' Liability Insurance. Dauphin shall following Closing cause Company to maintain and keep in force products' liability insurance coverage in type and amounts comparable to that presently in effect.

                              ARTICLE VII

Employee Matters

     7.1 Employees. Schedule 7.1 contains a list of all Company employees and their compensation as of the most recent date for which information is available and shall advise Dauphin of any changes in such information through the Closing Date.

                              ARTICLE VIII

Closing Conditions

     8.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or before the Closing Date of the condition that none of Principal Shareholder, Company nor Dauphin shall be subject to any order, decree or injunction of a court of competent jurisdiction which prevents or delays any of the transactions contemplated by this Agreement.

     8.2 Conditions to the Obligations of Shareholders. The obligations of Shareholders to effect the transactions contemplated hereby shall be further subject to the fulfillment at or before the Closing Date of the following conditions, any one or more of which may be waived by Shareholders:

       (a) Compliance by Dauphin. Dauphin shall have performed and complied in all material respects with the provisions contained in this Agreement required to be performed and complied with by it at or before the Closing Date.

       (b) Representations and Warranties. The representations and warranties of Dauphin set forth in this Agreement were true and correct in all material respects as of the date of this Agreement and shall also be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

       (c) Opinion of Counsel. Shareholders shall have received an opinion from Rieck and Crotty, P.C., counsel for Dauphin, dated the Closing Date, and satisfactory in form and substance to Shareholders and their counsel.

       (d) Certificates. Receipt from Dauphin of a certificate, dated as of the date of Closing and signed by the President or Chief Financial Officer certifying that each of its representations and warranties contained herein was true and correct when made and is true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, and(ii) it has performed and complied in all material respect with all agreements, obligations, covenant and conditions required to be performed or complied with by and pursuant hereto on or prior to the Closing Date, except as may be waived in writing by the Shareholders.

       (e) Absence of Litigation. There shall be no litigation, whether brought against the Company, Dauphin, or any of the Shareholders, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened or shall there be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor proceeding pending or with respect thereto.

       (f) Corporate Authority; Consent; Permits. Dauphin shall have delivered to Shareholders evidence satisfactory to Shareholders that Dauphin shall have obtained any and all permits, authorizations, lessor consents and approvals of any Person or public body or authority required effectively to complete the transactions described herein. In addition, Shareholders shall have received resolutions evidencing approval by the Board of Directors of Dauphin to this Agreement and the transactions contemplated herein.

        (g) No Adverse Changes. Since the date of the Dauphin Financial Statements there shall not have been any Material adverse change in: (i) the condition or prospects, financial or otherwise, operating results of Dauphin; or (ii) the ability of Dauphin to continue to conduct its business in the usual and ordinary course.

        (h)  LaSalle Bank, Trade Payables and Landlord Claims.	Dauphin shall
             have delivered the copy of materials required in accordance with
             Section 6.7 and LaSalle Bank shall have delivered a written consent to the transactions described herein and its written commitment to extend the term of its presently outstanding loan in accordance with Section 6.7.

     8.3 Conditions to the Obligations of Dauphin. The obligations of Dauphin to effect the transactions contemplated hereby shall be further subject to the fulfillment at or before the Closing Date of the following conditions, any one or more of which may be waived by Dauphin:

      (a) Compliance by Shareholders. Shareholders shall have performed and complied in all material respects with the provisions contained in this Agreement required to be performed and complied with by or before the Closing Date.

      (b) Representations and Warranties. The representations and warranties of Shareholders set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall also be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement), and Dauphin shall have received a certificate to that effect signed by Shareholders.

      (c) Opinion Of Counsel. Dauphin shall have received an opinion from McBride Baker & Coles, counsel to Shareholders, dated the Closing Date, and satisfactory in form and substance to Dauphin and its counsel.

      (d) Corporate Authority; Consents; Permits. Shareholders shall have delivered to Dauphin evidence satisfactory to Dauphin that Shareholders and/or Company shall have obtained any and all permits, authorizations, lessor consents and approvals of any Person or public body or authority required effectively to transfer the Shares to Dauphin. In addition, Dauphin shall have received resolutions evidencing approval by the respective Boards of Directors of Dauphin to this Agreement and the transactions contemplated herein.

       (e) LaSalle Bank, Trade Payables and Landlord Claims. Shareholders shall have delivered a written consent by LaSalle Bank to the transactions described herein and its written commitment to extend the term of its presently outstanding loan in accordance with
           Section 6.7, as well as the written consent by Enclave Corporation to the transactions described herein.

       (f) Certificates. Receipt from Principal Shareholder of a certificate, dated as if the date of Closing and signed by each Shareholder certifying that each of his or her representation and warranties contained herein was true and correct in all material respects on and as of the Closing Date with the same force and effect as of such representations and warranties had been made on the Closing Date, and
           (ii) he or she has performed and complied in all material respect with all agreements, obligations, covenant and conditions required to be performed or complied with by and pursuant hereto on or prior to the Closing Date, except as may be waived in writing by Dauphin.

       (g) No Adverse Changes. Since the date of this Agreement there shall not have been any Material adverse change in: (i) the condition or prospects, financial or otherwise, operating results of the Company; or (ii) the ability of the Company to continue to conduct its business in the usual and ordinary course.

     8.4 Other Documents. Each of the parties will furnish to the other party such certificates of such party's shareholders, officers, directors, employees, Associates or Affiliates, or such other documents, as may be reasonably necessary to evidence fulfillment of the conditions set forth in this Article VIII as the other party may reasonably request.

     8.5 Plan of reorganization. Each of the parties hereto agrees that this Agreement shall constitute a plan of reorganization for all purposes of the Internal Revenue Code of 1986, as amended, and each agrees to cooperate with each of the others to qualify the exchange of shares contemplated hereby as a tax-free reorganization thereunder.

                                ARTICLE IX

Indemnification

     9.1 By Shareholders. Shareholders, jointly but not severally, shall indemnify and hold harmless Dauphin against:

       (a) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Dauphin and arising from a breach of any representation or warranty of Shareholders contained in or made pursuant to this Agreement;

       (b) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Dauphin and arising from a breach of any agreement of Shareholders contained in or made pursuant to this Agreement;

       (c) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Dauphin and arising from an occurrence of personal injury or property damage before the Closing Date or from a product sold or service provided by Company before the Closing Date, to the extent not compensated for by products' liability insurance coverage; and

       (d) all reasonable costs and expenses including, but not limited to, reasonable attorneys', accountants' and other professional fees and court costs, incurred by Dauphin in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Section 9.1.

     The limit of each Shareholders' obligations hereunder shall not exceed the lesser of the value on the Closing Date hereunder or the date the claim is paid of the Dauphin Shares received by Shareholders in exchange for Shareholders' Shares.

     9.2 By Dauphin. Dauphin shall indemnify and hold harmless Shareholders against:

       (a) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Shareholders and arising from a breach of any representation or warranty of Dauphin contained in or made pursuant to this Agreement;

       (b) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Shareholders and arising from a breach of any agreement of Dauphin contained in or made pursuant to this Agreement;

       (c) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Shareholders and arising from the failure after the Closing Date of Dauphin or the Company to pay or otherwise discharge when due any contractual or other obligation relating to the assets or business of the Company, for which obligation the Principal Shareholder is primarily, secondarily or jointly and severally liable, whether as guarantor, sublessor, surety or otherwise.

       (d) all reasonable costs and expenses including, but not limited to, reasonable attorneys', accountants' and other professional fees and court costs, incurred by Shareholders in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Section 9.2.

       (e) The extent of Dauphin's liability shall not exceed the greater of the value of the Dauphin Shares on the Closing Date or the date the claim is paid. Without regard to the foregoing limitation and that set forth in Section 11.4 hereof, Dauphin shall indemnify and hold harmless the Shareholders against any and all damages, losses, obligations, claims, losses, liabilities, reasonable costs and expenses including reasonable attorneys and accountants' and other professional fees, as provided in 9.2(d) above arising out of any legal, governmental or administrative action, suit or proceeding against the Company or Shareholders which satisfies any of the following criteria: (a) it is specifically described in the Schedules delivered herewith; or (b) arises from or is related to the conduct of the Business on and after the Closing Date.

     9.3 Conditions of Indemnification. The respective obligations of Principal Shareholders and Dauphin under this Article IX to indemnify the other shall be subject to the following terms and conditions:

       (a) Notice and Procedure. In order for the party from whom indemnity may be sought (the "Indemnitor") to be fully informed at all times concerning its possible obligations to give indemnity to the claimant thereof under the provisions of this Article IX (the "Indemnitee") and to permit the amount thereof to be minimized, if the Indemnitee suffers or is threatened with or incurs any loss, damage or expense for which it would be entitled to be indemnified, the Indemnitee shall promptly give written notice to Indemnitor (together with a copy of any claim, process or other legal pleading) after obtaining knowledge of any claim, and if such indemnity shall arise from the claim of a third party, shall permit Indemnitor to assume the defense of any such claim or any litigation resulting from such claim with counsel of the Indemnitor's own choosing, provided that Indemnitee shall not be required to permit Indemnitor to assume the defense of any third party claim which if not first paid, discharged or otherwise complied with would result in the interruption or cessation of the conduct or operation of the Company's Business or any material part thereof or otherwise materially adversely affect the Company's Business or assets. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any delay by Indemnitee in giving such notice unless, and then only to the extent that, the rights and remedies of Indemnitor shall have been prejudiced as a result of the delay in giving such notice. Failure of the Indemnitor to give notice to the Indemnitee of Indemnitor's election to assume or not to assume the defense of any such claim or action by a third party within ten business days after notice thereof (accompanied by the information required by this Section) shall have been given to Indemnitor, shall be deemed a waiver of its right to defend such claim or action.

       (b) Obligation of Indemnitor. If Indemnitor assumes the defense of such claim by a third party or litigation resulting therefrom, the obligations of Indemnitor hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom, and holding the Indemnitee harmless from and against any and all claims caused by or arising out of any settlement claim or litigation resulting therefrom. Without the prior written consent of the Indemnitee, Indemnitor shall not, in the defense of such claim or any litigation, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release, in form reasonably satisfactory to the Indemnitee, from all liability in respect of such claim or litigation. Notwithstanding the foregoing, the Indemnitee will be entitled to participate in the defense of such claim or litigation at its own expense. If the defendants in any such action include both the Indemnitee and Indemnitor and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnitor the Indemnitee shall have the right, at its expense, to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of Indemnitee.

       (c) Failure to Assume. If Indemnitor does not assume the defense of any such claim by a third party, or litigation resulting therefrom, for which it is obligated to Indemnitee under this Article IX, the Indemnitee may defend against such claim or litigation in such manner as it deems appropriate and, unless Indemnitor shall deposit with Indemnitee a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnitee's reasonable estimate of the cost of defending the same, the Indemnitee may settle such claims or litigation on such terms as it deems appropriate and Indemnitor shall reimburse the Indemnitee for the amount of such settlement and for all losses and expenses incurred by Indemnitee in connection with the defense against or settlement of such claim or litigation.

       (d) Cooperation. Each party will cooperate with the other in resolving or attempting to resolve any claim and will permit the other party access to all books and records which might be useful for such purpose, during normal business hours and at the place where the same are normally kept, with full right to make copies thereof or extracts therefrom at the cost of the copying party. The Indemnifying Party shall have the right, at its own expense to participate in the defense of any third party claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said third party claim. The Indemnifying Party shall not be entitled to required that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party, but shall be subrogated to any right of action to the extent that it has paid or successfully defended against any third party claim. The enforcement of agreements of indemnification contained in this Agreement hereof shall become after the date hereof, the exclusive remedy of the parties hereto for any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant under this agreement, whether sounding in tort, contract or otherwise, and the parties hereto waive all remediesotherwise available to such parties save only remedies which by law may not be waived and the rescission provisions of Article X.

       (e) Limitations. Notwithstanding anything contained herein to the contrary, it is understood and agreed that no party shall seek indemnification from the other until the amount arising from or relating to any particular event, or from any series of events, giving rise to a claim for indemnification equals or exceeds, individually or cumulatively, $25,000. In addition, the obligations of the parties under these indemnification provisions shall expire one year from the date of Closing, except with respect to claims pending as of such date.

                                ARTICLE X

Rescission Provisions

     Notwithstanding anything to the contrary contained elsewhere in this Agreement including Article IX, in the event that after Closing, Dauphin fails to extinguish obligations to LaSalle Bank Note and Advent Corporation as set forth in Section 6.7 hereof and such failure results in creditors' seeking to enforce the personal guarantees of the Principal Shareholder under existing personal guarantees of Principal Shareholder in favor of LaSalle Bank and Advent Corporation, then the Principal Shareholder may elect to rescind this transaction, on behalf of himself and each of the other Shareholders upon written evidence to Dauphin specifying the particular obligations to which Dauphin is claimed to have refused or failed to perform and providing Dauphin 30 days to cure such claimed refusal or failure to perform. If Dauphin shall provide Principal Shareholder written evidence of its cure within 30 days the rescission notice shall be deemed null and void.

     In the event Dauphin does not provide Principal Shareholder written evidence of Dauphin's cure of claimed refusal or failure to perform as provided in the preceding Paragraph, (1) Shareholder shall return to Dauphin that number of Dauphin shares of common stock equal to the Dauphin shares delivered at Closing hereunder; (2) Shareholders shall cause Enclave Corporation to return to Dauphin the Dauphin shares and the corresponding Company debt to Enclave Corporation shall be immediately reinstated; (3) Dauphin upon receipt of the Principal Shareholder's rescission notice shall immediately deliver to the Principal Shareholder all of the Company Shares together with the corresponding stock powers; (4) Escrow Agent shall deliver to Dauphin the balance of the Dauphin shares; and (5) Dauphin shall deliver to the Principal Shareholder resignations of the officers and directors for the Company elected by Dauphin and any documents and other Company Business records which may have been removed by Dauphin from the Company Premises. The foregoing deliveries, when made shall be deemed to be in complete satisfaction of all rights and obligations of the respective parties under this Agreement.

     In the event of such rescission the Company and Dauphin agree to keep confidential and not to use in any way and all information relating to the business, assets, employees, directors, customers, suppliers, trade secrets and business practices of Dauphin on the one hand and the Company on the other; not to solicit or induce others to solicit each other employees, customers or suppliers and not to enter into a business in competition with the other.

                                ARTICLE XI

Miscellaneous Provisions

     11.1 Entire Agreement. This Agreement, the Escrow Agreement and the Employment Agreement, sets forth the entire agreement between Dauphin, Principal Shareholders and Company and supersedes all prior agreements and understandings between the parties with respect thereto.

     11.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement signed by each of the parties.

     11.3 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits the consent of any party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.3.

     11.4 Investigations; Survival of Representations and Warranties. Except to the extent provided in Section 9.2(e), each of the representations and warranties of Principal Shareholders and Dauphin contained herein or in any Exhibit, Schedule, certificate, or other document delivered before or at the Closing shall continue and survive the Closing Date for a period of one year.

     11.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if: (a) delivered personally; or
(b) mailed by certified mail (return receipt requested), postage prepaid; or (c) sent by overnight courier; or (d) transmitted by telefacsimile; to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

        (a) If to Shareholder to:   Mr. Richard M. Schultz
                                    R .M. Schultz & Associates, Inc.
                                    1809 South Route 31
                                    McHenry, Illinois 60050
                                    Telephone Number: 815-344-3466
                                    Facsimile Number: 815-344-3407

                 With a copy to:    Thomas J. Smedinghoff, Esq.
                                    McBride Baker & Coles
                                    500 West Madison Street, 40th Floor
                                    Chicago, Illinois 60661
                                    Telephone Number: 312- 715-5700
                                    Facsimile Number: 312- 993-9350

            (b)  If to Dauphin, to: Mr. Andrew J. Kandalepas
                                    Dauphin Technology, Inc.
                                    800 East Northwest Highway, Suite 950
                                    Palatine, Illinois 60067
                                    Telephone Number: 847-358-4406
                                    Facsimile Number: 847-358-4407

                  With a copy to:   Ronald P. Duplack, Esq.
                                    Rieck and Crotty, P.C.
                                    55 West Monroe Street, Suite 3390
                                    Chicago, Illinois 60603
                                    Telephone Number: 312-726-4646
                                    Facsimile Number: 312-726-0647

     11.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

     11.7 Governing Law. This Agreement shall be governed by the laws of the State of Illinois as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies, and, as partial consideration for the other party's execution and performance hereunder each party waives personal service of any and all process upon it, to the extent permitted by law, and consents that all such service of process be made by upon such party at the address and in the manner set forth in Section 11.5 of this Agreement and service so made shall be deemed to be completed upon the earlier of actual receipt or three days after the same shall have been posted to such party's address.

     11.8 Binding Effect and Benefit. The provisions hereof shall be binding upon, and shall inure to the benefit of, the parties, and their respective heirs, executors, administrators, its successors, and assigns.

     11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Severability. Whenever possible, each of the provisions of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provisions of this Agreement or the application of any provision of this Agreement to any party or circumstance shall be prohibited by, or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision, any other provision of this Agreement, or the application of such provision to other parties or circumstances.

     11.11 Power Of Attorney. Scarpelli and Kick each hereby irrevocably makes, constitutes and appoints Schultz as her/his true and lawful attorney, for and in her/his name, place and stead, to perform any act, and to execute and deliver any and all documents or instruments, and to give any consent, that may be required or requested of Scarpelli or Kick in connection with the agreements and transactions described in this Agreement or contemplated by this Agreement.

     11.12 Arbitration. Except as otherwise provided herein, any controversy, dispute or claim between the parties arising out of, related to or in connection with this Agreement or the performance or breach hereof shall be submitted to and settled by arbitration conducted by the American Arbitration Association in Chicago, Illinois, in accordance with its commercial arbitration rules as then in effect; provided that the arbitration shall be by a single arbitrator mutually selected by Principal Shareholders and Dauphin, and if the parties do not agree within thirty (30) days after the date of notification of a request for such arbitration made by either of the parties, the selection of the single arbitrator shall be made by the American Arbitration Association in accordance with said rules. In addition to, and not in substitution for any and all other relief in law or equity that may be granted by the arbitrator, the arbitrator may grant equitable relief and specific performance to compel compliance hereunder. The determination of the arbitrator shall be accompanied by a written opinion of the arbitrator and shall be final, binding and conclusive on the parties, and judgment on the arbitrator's award, including without limitation equitable relief and specific performance, may be entered in and enforced by any court having jurisdiction thereof. Fees and expenses of the American Arbitration Association and of the arbitrator shall be borne as shall be determined by the arbitrator, and the arbitrator may in his discretion award attorneys' fees and expenses in addition to any other remedy that is allowed and regardless of whether such remedy includes an award of damages.

     11.13 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, Principal Shareholders and Dauphin have executed this Agreement as of the date set forth above.

SHAREHOLDERS:                                      Dauphin Technology, Inc.
Richard M. Schultz                                 By: Andrew J. Kandalepas,
Georgette Scarpelli                                Chairman of the Board
Donald Kick